EXHIBIT (10-1)
The Procter & Gamble 2014
Stock and Incentive Compensation Plan

The Procter & Gamble 2014 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose and Duration
1.1    Establishment. The Procter & Gamble Company, an Ohio corporation (the “Company”), hereby establishes an incentive compensation plan to be known as The Procter & Gamble 2014 Stock and Incentive Compensation Plan (the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.
1.2    Purpose of this Plan. The purposes of the Plan are to strengthen the alignment of interests between those Employees of the Company and its Subsidiaries who are largely responsible for the success of the business as well as Non-employee Directors and the Company’s shareholders through ownership behavior and the increased ownership of shares of the Company’s common stock, and to encourage Plan Participants to remain in the employ of the Company and its Subsidiaries.

1.3     Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1     “Annual Award Limits” have the meaning set forth in Section 4.4.
2.2     “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.3    “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.
2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.
2.7    “Cause” for purposes of this Plan only means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a)	Participant’s conviction of or plea of guilty or nolo contendere, or no contest, to a felony;

(b)	Participant’s willful misconduct;

(c)	Participant’s violation of a material written Company policy; or

(d)	Participant’s willful and continued failure or refusal to substantially perform essential job functions.

2.8     “Change in Control” means the occurrence of one or more of the following events:
(a)    The acquisition by any Person of Beneficial Ownership of more than 20% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.8(a) the following acquisitions shall not constitute a Change in Control:

(i)    any acquisition by the Company,
(ii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,
(iii)    any acquisition by any entity controlled by the Company, or

(iv)	any acquisition by any entity pursuant to a transaction that complies with Sections 2.8(c) (i), (ii) and (iii).
(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 2.8(c) a Business Combination shall not constitute a Change in Control if following such Business Combination:
(i)    all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and
(ii)    no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and
(iii)    at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.10    “Commission” means the Securities and Exchange Commission.
2.11     “Committee” means the Compensation & Leadership Development Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Code Section 162(m), and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed.

2.12    “Company” means The Procter & Gamble Company and any successor thereto as provided in Section 21.19.
2.13    “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) before 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan with respect to such applicable Performance Period.
2.14    “Director” means any individual who is a member of the Board of Directors of the Company.
2.15    “Disability” means a “disability” within the meaning of Code Section 409A and the regulations or other guidance issued thereunder.
2.16    “Dividend Equivalent” has the meaning set forth in Article 13.
2.17    “Effective Date” has the meaning set forth in Section 1.1.
2.18    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, between the Company and any Subsidiaries, or between Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the rules and regulations promulgated thereto.
2.20    “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

2.21    “Good Reason” means the occurrence, during the two year period commencing on the date of a Change in Control, of any of the following without a Participant’s written consent, in each case, when compared to the arrangements in effect immediately prior to the Change in Control:
(a)a material reduction in the Participant’s total compensation;
(b)a material diminution in the Participant’s duties, responsibilities or authority; or
(c)a relocation of more than 50 miles from the Participant’s principal office location.

2.22    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.
2.23    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 8.
2.24    “Incentive Stock Option” or “ISO” means an Option granted pursuant to Article 7 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.
2.25    “Non-employee Director” means a Director who is not an Employee.
2.26    “Nonqualified Stock Option” means an Award granted pursuant to Article 7 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.27    “Option” means an Award granted pursuant to Article 7, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.
2.28    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.29    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.
2.30    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.31    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain compensation paid to Covered Employees.
2.32    “Performance Measures” means measures, as described in Article 15, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.33    “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.34    “Performance Stock Unit” means an Award granted pursuant to Article 11.

2.35    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 9 and 10.
2.36    “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.37    “Plan” means The Procter & Gamble Company 2014 Stock and Incentive Plan, as the same may be amended from time to time.
2.38     “Prior Plans” means The Procter & Gamble 2009 Stock and Incentive Plan, The Procter & Gamble 2001 Stock and Incentive Plan, The Procter & Gamble 1992 Stock Plan, The Procter & Gamble 1992 Stock Plan (Belgian Version), The Procter & Gamble Future Shares Plan, The Gillette Company 2004 Long-Term Incentive Plan, The Gillette Company 1971 Stock Option Plan, The 2003 Non-Employee Director Plan, and The 2013 Non-Employee Director Plan.
2.39    “Restricted Stock” means an Award granted pursuant to Article 9.
2.40    “Restricted Stock Unit” or “RSU” means an Award granted pursuant to Article 10.
2.41    “Retirement” means retirement in accordance with the provisions of any applicable retirement plan of the Company or any of its Subsidiaries as determined in the sole discretion of the Committee or its delegate.
2.42    “Share” means a share of common stock of the Company.
2.43    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 8.
2.44     “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise. In addition, the Board may designate for participation in the Plan as a “Subsidiary” those additional companies affiliated with the Company in which the Company’s direct or indirect interest is less than 50%, provided, however, that such designation shall not be permitted for the granting of Incentive Stock Options and such designation shall not include a company with respect to which the Company is not an “eligible issuer of service recipient stock” within the meaning of the regulations under Code Section 409A.

2.45    “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment. With respect to any Award that is subject to Code Section 409A, Termination of Employment shall mean a Separation from Service as defined in Code Section 409A.
2.46    “Termination of Directorship” means the time when a Non-employee Director ceases to be a Non-employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. With respect to any Award that is subject to Code Section 409A, Termination of Directorship shall mean a Separation from Service as defined in Code Section 409A.

Article 3. Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. The Committee may also establish regulations, provisions, and procedures within the terms of the Plan, as in its opinion, may be advisable for the administration and operation of the Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.
3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:
(a)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;
(b)    To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(c)    To approve forms of Award Agreements for use under the Plan;
(d)    To determine Fair Market Value of a Share in accordance with Section 2.20 of the Plan;
(e)    To amend the Plan or any Award Agreement as provided in the Plan;
(f)    To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;
(g)    To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;
(h)    To determine whether Awards will be settled in Shares, cash or in any combination thereof;
(i)    To determine whether Awards will provide for Dividend Equivalents;
(j)    To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any sales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(l)    To authorize the Company to charge a reasonable administrative fee for the exercise of any Option; and,
(m)     To waive the requirements of Article 6 at the time an Award is granted.
3.3    Delegation. To the extent permitted by law, the Committee may delegate to the Secretary of the Company or other employees of the Company the duties or powers it may deem advisable to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered a Covered Employee or an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards
4.1    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under this Plan shall be 160,000,000 Shares plus any Shares that are available for Awards under Prior Plans as of the Effective Date. No further Awards may be granted under the Prior Plans as of the Effective Date.
4.2    Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:
(a)all Options and Stock Appreciation Rights shall be counted against Shares available on a one for one basis;
(b)all full value Awards to be settled in Shares shall be counted as 5 Shares for each Share awarded;
(c)except as provided in clause (d), any Shares that are related to an Award granted under this Plan or Prior Plans that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall be available again for grant under this Plan; and
(d)any Award Shares tendered, exchanged or withheld to cover Option exercise costs, any Award Shares withheld to cover taxes, and all Shares underlying an Award of Stock Appreciation Rights once such Stock Appreciation Rights are exercised, shall be taken into account as Shares issued under this Plan.

4.3    Shares Subject to Use Under the Plan. The source of the Shares to be delivered by the Company upon exercise or payment of any Award shall be determined by the Committee and may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or Shares acquired in the open market. In the case of redemption of SARs by one of the Company’s Subsidiaries, such Shares shall be Shares acquired by that Subsidiary.

4.4    Annual Award Limits. Awards under the Plan shall be subject to the following Annual Award Limits, subject to any adjustment under Section 4.5. The maximum number of Shares with respect to which Options or other Awards may be granted to any Non-employee Director in any calendar year shall not exceed 10,000. The maximum number of Shares with respect to which Options or SARs may be granted to any Employee who is a Participant in any calendar year shall be 2,000,000 Shares. For any Awards other than Options or SARs that are Performance-Based Compensation and that are denominated in Shares, the maximum aggregate number of Shares that may be delivered pursuant to such Awards granted in any calendar year shall be 400,000 Shares for any Employee who is a Participant. For any Awards that are Performance-Based Compensation and that are denominated in cash, the maximum aggregate amount of cash that may be paid with respect to all such Awards granted in any calendar year shall be $20,000,000 for any Employee who is a Participant.
4.5    Adjustments in Authorized Shares. Adjustments in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:
(a)    In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, (iii) the Option Price or Grant Price applicable to outstanding Awards, and (iv) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.
(b)    In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4, provided that no such adjustment or modification shall have the effect of materially and adversely reducing Participant’s rights and opportunities with respect to outstanding Awards.
(c)    The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Article 5. Eligibility and Participation
5.1    Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees and Non-employee Directors.

5.2    Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan:

(a)	Non-employee Directors, and
(b)     those Employees who, in the opinion of the Committee have demonstrated a capacity for contributing in a substantial manner to the success of the Company and its Subsidiaries, to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
Article 6. Restrictions and Covenants
6.1    Participant Obligations. In addition to such other conditions as may be established by the Committee, in consideration of the granting of an Award under the terms of the Plan, each Employee who is a Participant agrees as follows:

(a)    The right to exercise any Option or Stock Appreciation Right shall be conditional upon certification by the Participant at time of exercise whether the Participant either intends to remain in the employ of the Company or one of its Subsidiaries for at least one (1) year following the date of exercise of the Option or SAR or intends to leave the Company or one of its Subsidiaries within one (1) year following the date of exercise of the Option or SAR, but has no intention to engage in any activity that would violate the non-compete provisions of Article 6.

(b)    In order to better protect the goodwill of the Company and its affiliates and Subsidiaries and to prevent the disclosure of the Company’s or its affiliates’ or Subsidiaries’ confidential and proprietary trade secret information and thereby help ensure the long-term success of the business, the Participant, without prior written consent of the Chief Human Resources Officer of and Chief Legal Officer of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of three (3) years following the date of the Participant’s Termination of Employment, in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Company or its affiliates or Subsidiaries (including both existing products as well as products known to the Participant, as a consequence of the Participant’s employment with the Company or one of its affiliates or Subsidiaries, to be in development):

(i)    with respect to which the Participant’s work has been directly concerned at any time during the two (2) years preceding Termination of Employment, or

(ii)    with respect to which the Participant, as a consequence of the Participant’s job performance and duties, acquired knowledge of confidential and proprietary trade secret information of the Company or its affiliates or Subsidiaries.

For purposes of this Section 6.1(b), it shall be conclusively presumed that Participants have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(c)    To better protect the Company’s investment in its employees and to ensure the long-term success of the business, the Participant, without prior written consent of the Company, will not attempt directly or indirectly to induce any employee of the Company or its affiliates or Subsidiaries to be employed or perform services elsewhere or attempt directly or indirectly to solicit the trade or business of any customer or partner of the Company or its affiliates or Subsidiaries.

(d)    Because a main purpose of the Plan is to strengthen the alignment of interests between employees of the Company (including all affiliates and Subsidiaries) and its shareholders to ensure the continued success of the Company, the Participant will not take any action that is significantly contrary to the best interests of the Company or its affiliates or Subsidiaries. For purposes of this Section 6.1(d), an action taken “significantly contrary to the best interests of the Company or its affiliates or Subsidiaries” includes without limitation any action taken or threatened by the Participant that the Committee determines has, or is reasonably likely to have, a significant adverse impact on the reputation, goodwill, stability, operation, personnel retention and management, or business of the Company or any affiliate or Subsidiary.

(e)    The provisions of this Article 6 are not in lieu of, but are in addition to, the continuing obligation of the Participant (which the Participant acknowledges by accepting any Award under the Plan) to not use or disclose the Company's or its affiliates’ or Subsidiaries' confidential and proprietary trade secret information known to the Participant until any particular confidential and proprietary trade secret information becomes generally known (through no fault of the Participant), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates or Subsidiaries is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this Article 6, "generally known" means known throughout the domestic U. S. industry or, in the case of Participants who have job responsibilities outside of the United States, the appropriate foreign country or countries' industry.

(f)    By acceptance of any Award granted under the terms of the Plan, the Participant acknowledges that if the Participant were, without authority, to use or disclose the Company’s or any of its affiliates’ or Subsidiaries’ confidential and proprietary trade secret information or threaten to do so or violate or threaten to violate any other covenant of this Article 6, the Company or one of its affiliates or Subsidiaries would be entitled to injunctive and other appropriate relief to prevent the Participant from doing so. The Participant acknowledges that the harm caused to the Company by the breach or anticipated breach of this Article 6 is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Participant consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company or one of its affiliates or Subsidiaries, be entered on consent and enforced by any court having jurisdiction over the Participant, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

(g)    If any of the provisions contained in this Article 6 shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of an Award under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Participant agrees to join the Company or any of its affiliates or Subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Article 6 shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of this Article 6 shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

6.2    Remedies. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant is not in compliance with all terms and conditions set forth in the Plan, including this Article 6. By acceptance of any Award granted under the terms of the Plan, the Participant acknowledges that the remedies outlined in this Section 6.2 and in Section 6.3 below are in addition to any remedy the Company or any affiliate or Subsidiary may have at law or in equity, including without limitation injunctive and other appropriate relief.

6.3    Repayment Obligations. Upon exercise, payment or delivery of an Award, the Participant shall certify in a manner acceptable to the Company that he or she has complied with the terms and conditions of the Plan. In the event a Participant fails to comply with any provision in this Article 6 at any time before or after exercise, payment or delivery of an Award, the Participant shall repay to the Company the net proceeds of any exercises, payments or deliveries of Awards which occur at any time after the earlier of the following two dates: (a) the date three years immediately preceding any such violation; or (b) the date 6 months prior to the Participant’s Termination of Employment. The Participant shall repay to the Company the net proceeds in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Participant by the Company, to the extent that such set-off is not inconsistent with Code Section 409A. For purposes of this paragraph, “net proceeds” shall mean (1) for each Option or SAR exercise, the difference between the Option Price and the greater of (i) the price of Shares on the date of exercise or (ii) the amount realized upon the disposition of the underlying Shares, less any applicable taxes withheld by the Company; (2) for RSUs or Performance Stock Units, the greater of (i) the number of net Shares delivered to the Participant multiplied by the closing price of Shares on the date of delivery or (ii) the amount realized upon the disposition of the number of net Shares delivered, in either case less any applicable taxes withheld by the Company; (3) for Restricted Stock, the greater of (i) the number of net Shares retained by, or delivered to, the Participant after any restrictions lapse multiplied by the closing price of Shares on the date the restrictions lapse or (ii) the amount realized upon the disposition of the number of net Shares delivered, in either case less any applicable taxes withheld by the Company; and (4) for all other Awards, the value of Shares or cash delivered to the Participant less any applicable taxes withheld by the Company.

6.4    Suspension of Exercise. The Company reserves the right from time to time to suspend the exercise of any Award, where such suspension is deemed by the Company as necessary or appropriate for corporate purposes. No such suspension shall extend the life of the Option or Stock Appreciation Right beyond its expiration date, and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

Article 7. Stock Options
7.1    Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.
7.2    Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.5.
7.3    Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of the Grant Date.
7.4    Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant, except that no Option shall be exercisable within one (1) year from its Grant Date, except in the case of the death of the Participant.

7.5    Notice of Exercise. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised.

7.6    Payment of Option Price. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a)In cash or its equivalent;
(b)By a cashless (broker-assisted) exercise;
(c)By any combination of (a) and (b); or
(d)Any other method approved or accepted by the Committee in its sole discretion.
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
7.7    Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules. An ISO may be granted solely to eligible Employees of the Company, a parent corporation, or a subsidiary, as defined in Code Section 422. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO. The Option Price for each grant of an ISO must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, within the meaning of Code Section 422, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.5. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner within the meaning of Code Section 422) from its Grant Date. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as ISOs plus (b) the shares of stock of the Company, parent corporation and subsidiary with respect to which other ISOs are exercisable for the first time by a holder of such ISOs during any calendar year under all plans of the Company, any parent corporation, and any subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other ISO is granted. No more than 100,000,000 Shares shall be available under this Plan for delivery with respect to ISOs. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.
Article 8. Stock Appreciation Rights
8.1    Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.
8.2    Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.5.
8.3    Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary of the Grant Date.
8.4    Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant, except that no SAR shall be exercisable within one (1) year from its Grant Date, except in the case of the death of the Participant.

8.5    Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

8.6    Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 8.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(b)    The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. In the case of the redemption of SARs by a Subsidiary of the Company not located in the United States, the redemption differential shall be calculated in United States dollars and converted to the appropriate local currency on the exercise date.
Article 9. Restricted Stock
9.1    Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
9.2    Nature of Restrictions. Each grant of Restricted Stock shall subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)    Restrictions based upon the achievement of specific performance goals; and/or
(b)    Time-based restrictions.
9.3    Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares and the right to receive dividends declared on those Shares during the Period of Restriction provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions as the underlying Award.
Article 10. Restricted Stock Units
10.1    Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.
10.2    Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:
(a)    Restrictions based upon the achievement of specific performance goals; and/or
(b)    Time-based restrictions.

10.3    Voting and Dividend Rights. A Participant shall have no voting or dividend rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder prior to such Shares being delivered to the Participant. A Participant may have a right to Dividend Equivalents based upon the terms of the Award pursuant to Article 13.
10.4    Settlement and Payment of Restricted Stock Units. Unless otherwise determined by the Committee, Restricted Stock Units shall be paid in the form of Shares upon the date specified in the Award Agreement.
Article 11. Performance Stock Units
11.1    Grant of Performance Stock Units. Performance Stock Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of Performance Stock Units shall not represent the grant of Shares but shall represent a promise to deliver Shares or cash based on the satisfaction of performance and, if applicable, service conditions. Each grant of Performance Stock Units shall be evidenced by an Award Agreement.
11.2    Earning of Performance Stock Units. After the applicable Performance Period has ended, the number of Performance Stock Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.
11.3    Voting and Dividend Rights. A Participant shall have no voting or dividend rights with respect to any Performance Stock Units granted hereunder or the Shares corresponding to any Performance Stock Units granted hereunder prior to such Shares being delivered to the Participant. A Participant may have a right to Dividend Equivalents based upon the terms of the Award pursuant to Article 13.
11.4    Settlement and Payment of Performance Stock Units. The Committee shall pay at or as soon as applicable following the close of the applicable Performance Period or at such other time as specified in the Award Agreement, any earned Performance Stock Units in the form of Shares, unless otherwise determined by the Committee. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.
Article 12. Other Stock-Based Awards and Cash-Based Awards
12.1    Grant of Other Stock-Based Awards and Cash-Based Awards.
(a)    The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
(b)    The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion.

(c)    Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement, except to the extent determined by the Committee.
12.2    Value of Other Stock-Based Awards and Cash-Based Awards.
(a)    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.
(b)    Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.
12.3    Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.
Article 13. Dividend Equivalents
Except for Options and SARs, the Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions, such Dividend Equivalents shall be subject to the same performance conditions as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.
Article 14. Transferability of Awards and Shares
14.1    Transferability of Awards. Except as provided in Section 14.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant personally, or, in the event of legal incompetence of the Participant, by the Participant’s duly appointed legal guardian. Awards shall not be transferable other than by will or the laws of descent and distribution; and any purported transfer in violation of this Section 14.1 shall be null and void.
14.2    Committee Action. Except as provided in Section 7.7, the Committee may, in its discretion, determine that notwithstanding Section 14.1, any Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.
14.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.
14.4    Transferability after Death of a Participant. For the purpose of exercising Options or Stock Appreciation Rights after the death of the Participant:

(a)the individuals to whom the Options or Stock Appreciation Rights have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Options, Stock Appreciation Rights or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the Options or Stock Appreciation Rights; and
(b)the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights and obligations with respect to the Options and Stock Appreciation Rights as legatees or distributees would have after distribution to them from the Participant’s estate.

Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)
15.1    Compliance with Section 162(m). All Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR are intended to qualify for exemption from the limitation on deductibility imposed by Code Section 162(m) and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for exemption from the limitation on deductibility imposed by Code Section 162(m). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Code Section 162(m) and treated as Performance-Based Compensation.
15.2    Performance Measures. Payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be based upon one or more of the following Performance Measures, as measured during the Performance Period:

(a)	total shareholder return;

(b)	operating total shareholder return;

(c)	stock price;

(d)	market share;

(e)	sales revenue;

(f)	organic sales growth;

(g)	operating earnings (before tax or after tax);

(h)	earnings per share;

(i)	net earnings or net income;

(j)	gross margin;

(k)	operating margin;

(l)	costs;

(m)	return on assets or capital;

(n)	cash flow;

(o)	cash flow efficiency; or

(p)	acquisition integration metrics.
Any Performance Measure(s) may, as the Committee, in its sole discretion, deems appropriate, (i) relate to the performance of the Company, a Subsidiary, divisions, department, region, function or business unit of the Company in which the Participant is employed or any combination thereof, (ii) be measured relative to the performance of other companies, a published index, an absolute amount, a pre-established target, or any other point of comparison, or (iii) be based on any combination of the foregoing. Any Performance Measure(s) may be made subject to pre-specified adjustments to remove the effects of restructurings, dispositions, changes in tax or accounting rules, or similar non-recurring or extraordinary events to the extent consistent with the requirements of Code Section 162(m) for Performance-Based Compensation.
15.4    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.
15.5    Interpretation of Performance-Based Compensation. In the event an Award is intended to be Performance-Based Compensation, all terms of the Award and any accompanying Committee action shall be interpreted in a manner that results in the Award complying with Code Section 162(m), and, to the extent a Plan term or Committee action is inconsistent with Code Section 162(m), the Plan term or Committee action shall be deemed modified (or, if necessary, treated as void) in a manner that results in compliance with Code Section 162(m).
15.6    Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.
Article 16. Termination of Employment or Termination of Directorship
16.1    Effect of Termination of Employment or Directorship Generally. Each Award Agreement evidencing the grant of an Award shall provide for the following:
(a)The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Employment or Termination of Directorship, as applicable.
(b)With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Employment or Termination of Directorship, as applicable.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.
16.2    Effect of Termination of Employment for Cause. In addition to the forfeiture events specified in the Award Agreements as authorized by Section 16.1 above, a Participant’s Termination of Employment or Directorship for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:
(a)Any outstanding and non-vested Options, SARs, Restricted Stock, RSUs, Performance Stock Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the Participant’s Termination of Employment or Directorship; and
(b)Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Stock Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the Participant’s Termination of Employment or Directorship.
Article 17. Effect of a Change in Control
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control:
17.1    Awards Assumed by Successor. Upon the occurrence of a Change in Control, any Award granted under the Plan that is Assumed (as defined in Section 17.2 below) by the entity effecting the Change in Control shall vest and be exercisable, if applicable, in accordance with the terms of the original grant unless, during the two (2) year period commencing on the date of the Change in Control:

(a)the Participant is involuntarily terminated for reasons other than for Cause; or,
(b)the Participant terminates his or her employment for Good Reason.

If clause (a) or (b) applies, the Award shall become fully vested and exercisable, if applicable, and any restrictions that apply to the Award shall lapse, and any performance-based Award shall be deemed to be satisfied at the target level, except that, with respect to any Award subject to Code Section 409A, payment shall be made on the date payment would have been made had the Termination of Employment not occurred. For purposes of this Section 17.1, a Termination of Employment for Good Reason shall not be considered to be for Good Reason unless:

(a)    the Participant has provided the Company with a written notice of his or her intent to terminate employment for Good Reason within sixty (60) days of the Participant becoming aware of the circumstances giving rise to Good Reason; and
(b)    the Participant allows the Company thirty (30) days to remedy such circumstances to the extent curable.

17.2    Assumed Awards Defined. For purposes of this Article 17, an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(a)     Options and Stock Appreciation Rights are converted into a replacement Award in a manner that complies with Code Section 409A;
(b)     RSUs and Restricted Stock Awards are converted into a replacement Award covering a number of shares of the entity effecting the Change in Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of Shares covered by the Award; provided that to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement Award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change in Control;
(c)     the replacement Award contains provisions for scheduled vesting and treatment on Termination of Employment (including the definition of Cause and Good Reason) that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award (other than the security and number of shares represented by the replacement Award) are substantially similar to the underlying Award; and
(d)     the security represented by the replacement Award is of a class that is publicly held and widely traded on an established stock exchange; and
(e)    vesting does not depend upon the satisfaction of one or more performance conditions.
17.3    Awards not Assumed by Successor
(a)     Upon the occurrence of a Change in Control, Awards under the Plan which are not Assumed by the person(s) or entity(s) effecting the Change in Control shall become fully vested and exercisable on the date of the Change in Control, any restrictions that apply to such Awards shall lapse, and any performance-based Award shall be deemed to be satisfied at the target level. Payment with respect to such Awards shall be made as follows:
(i)    For each Option and Stock Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Option or Stock Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Options or Stock Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(ii)    For each Share of Restricted Stock, RSU, or Performance Stock Unit, the Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) which such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Shares covered by the Restricted Stock, RSUs, or Performance Stock Units (based on target level performance).

(b)     The payments contemplated by clauses (a) (i) and (ii) of this Section 17.3 shall be made upon or as soon as practicable following the Change in Control, provided, however, that with respect to any Award that is subject to Code Section 409A, if the Change in Control is not also a “change in control event” within the meaning of Section 409A, the payment shall be made on the date payment would have been made had the Change in Control not occurred.
Article 18. Rights of Participants
18.1    Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.
18.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
18.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 19. Amendment and Termination
19.1    Amendment and Termination of the Plan and Awards.
(a)    Subject to subparagraphs (b) and (c) of this Section 19.1 and Section 19.3 of the Plan, the Board or the Committee may at any time amend or terminate the Plan or amend or terminate any outstanding Award.
(b)    Except as provided for in Section 4.5, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:
(i)     reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,
(ii)     cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii)    cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.
(c)    Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
19.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 15.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 19.2 without further consideration or action.
19.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 19.2, 19.4 and 21.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
19.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to the Plan and any Award without further consideration or action.
Article 20. Tax Withholding
20.1    Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.
20.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units or Performance Stock Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”) the Committee may choose to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement, but in no event shall such withholding exceed the minimum statutory withholding requirement.
Article 21. General Provisions
21.1     Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.2    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.3    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.4     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.5    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
21.6    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.7    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.8    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)    Determine which Subsidiaries shall be covered by this Plan;
(b)    Determine which Employees or Directors outside the United States are eligible to participate in this Plan;
(c)    Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;
(d)    Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 21.8 by the Committee shall be attached to this Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.9    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.10    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.11    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.12    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.13    Deferred Compensation. It is intended that any Award under this Plan shall either be exempt from Code Section 409A or shall comply, in form and operation, with Code Section 409A. If a Participant is a “specified employee” as defined under Code Section

409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). Any Awards that are subject to Code Section 409A shall be interpreted in a manner that complies with Code Section 409A.
21.14    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.15    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.
21.16    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Ohio excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
21.17    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
21.18     No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary or any action taken by the Company, Subsidiaries, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, the acceptance of an Award under the Plan represents the Participant’s acknowledgement that the ultimate liability for any such tax owed by the Participant is and remains the Participant’s responsibility, and that the Company makes no representations or warranties about the tax treatment of any Award, and does not commit to structure any aspect of the Award to reduce or eliminate a Participant’s tax liability, including without limitation, Code Sections 409A and 457A.
21.19    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation,